Exhibit 1.1

Wise Metals Group LLC

Wise Alloys Finance Corporation

$150,000,000

10 ¼% Senior Secured Notes due 2012

PURCHASE AGREEMENT

April 30, 2004

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

WACHOVIA CAPITAL MARKETS, LLC

301 S. College Street, 6th Floor

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Wise Metals Group LLC, a Delaware limited liability company (the “Company”) and Wise Alloys Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Finance Corp.”, and, together with the Company, the “Issuers”), hereby confirm their agreement with you (the “Initial Purchasers”), as set forth below.

Section 1. The Securities. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to each Initial Purchaser, severally and not jointly, the aggregate principal amount of Notes (as defined below) set forth in Schedule A opposite the name of such Initial Purchaser. The 10 ¼% Senior Secured Notes due 2012 (the “Notes”) are to be issued under an indenture (the “Indenture”) to be dated as of May 5, 2004 by and between the Issuers, the guarantors listed on Schedule 1 (the “Guarantors”) and The Bank of New York, as Trustee (the “Trustee”), and will be guaranteed on a senior secured basis by each of the Guarantors (the “Guarantees”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated April 21, 2004 (the “Preliminary Memorandum”) and a final offering memorandum dated April 30, 2004 (the “Final Memorandum”; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a “Memorandum”) setting forth or including, among other things, a description of the terms of the Securities and the collateral securing the Securities, the terms of the offering of the Securities, a description of the and any material developments relating to the occurring after the date of the most recent historical financial statements included therein.

Concurrently with the issuance of the Securities, Wise Alloys LLC and Wise Recycling LLC will enter into an amendment and restatement of the credit agreement dated as of September 10, 2002 among Wise Alloys LLC and Wise Recycling LLC, as borrowers, the guarantors party thereto from time to time, Congress Financial Corporation, as agent (the “Administrative Agent”) and the lenders (the “Lenders”) party thereto from time to time (the “Credit Agreement”) and will repay a portion of the loans outstanding thereunder. In connection with the foregoing, Wise Alloys LLC and Wise Recycling LLC will also enter into documentation with the Administration Agent providing for the release of certain liens (the “Collateral Release Documents”).

Concurrently with the issuance of the Securities, the Company will repay the entire amount of 15% Senior Subordinated Secured Notes due September 10, 2009 (“Existing Senior Notes”) and accrued and unpaid interest thereon. Furthermore, the Company will repurchase a membership interest of Prudential Capital Partners, L.P., Prudential Capital Partners Management Fund, LP and Prudential Capital Partners—U.S. Fund LP (collectively, “Prudential Capital”) and pay Prudential Capital a prepayment premium relating to the Existing Senior Notes.

The Notes will be secured on a first priority basis by liens on certain real property of the Issuers and the Guarantors set forth on Schedule 2 (each, a “Mortgaged Property” and together, the “Mortgaged Properties”) and certain personal property of the Issuers as described in the Final Memorandum (the “Primary Collateral”), and documented by mortgages or deeds of trust (collectively, the “Mortgages”) evidencing the liens on the Mortgaged Properties and by the security documents set forth on Schedule 3 evidencing the liens on the Primary Collateral (together with the Mortgages, the “Primary Collateral Documents”).

The Notes will also be secured on a second priority basis by liens on certain other assets of the Issuers and the Guarantors as described in the Final Memorandum (the “Secondary Collateral” and, together with the Primary Collateral, the “Pledged Collateral”), and documented by the documents set forth on Schedule 3 evidencing the liens on the Secondary Collateral (the “Secondary Collateral Documents” and, together with the Primary Collateral Documents, the “Collateral Documents”). The Trustee, on behalf of the holders of the Notes, will enter into an intercreditor agreement (the “Intercreditor Agreement”) with the Issuers and with the Agent for the Lenders.

The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors have agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Notes, the Guarantees or the Exchange Notes and the related guarantees thereof (as defined in the Registration Rights Agreement) under the Act.

Section 2. Representations and Warranties. The Issuers and the Guarantors jointly and severally represent and warrant to and agree with the Initial Purchasers on and as of the date hereof and the Closing Date, as follows:

(a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

(b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company are listed in Schedule 4 (each, a “Subsidiary” and together, the “Subsidiaries”); all of the outstanding shares of capital stock or membership interests, as applicable, of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares capital stock or membership interests, as applicable, of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity. The sole stockholder of Finance Corp. is the Company.

(c) Each of the Company and the Subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other organizational power and authority to own or lease its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(d) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Issuers and, when executed by each of the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(e) Each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees, when issued, will be in the form contemplated by the Indenture. The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Guarantors and, when executed by each of the Guarantors and upon authentication of the Notes by the Trustee in accordance with the provisions of the Indenture and, in the case of the Guarantees, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(f) Each of the Issuers and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly and validly authorized by each of the

Issuers and each of the Guarantors and, when executed and delivered by each of the Issuers and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(g) Each of the Issuers and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and each of the Guarantors and, when executed and delivered by each of the Issuers and each of the Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(h) Each of the Issuers and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under each Collateral Document and the Intercreditor Agreement. Each Collateral Document and the Intercreditor Agreement has been duly and validly authorized by each of the Issuers and each of the Guarantors and, when executed and delivered by each of the Issuers and each of the Guarantors (assuming the due authorization, execution and delivery by the other party or parties thereto), will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i) Each of the Issuers and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by each of the Issuers and each of the Guarantors of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers and each of the

Guarantors. This Agreement has been duly executed and delivered by each of the Issuers and each of the Guarantors.

(j) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by any of the Issuers or any of the Guarantors of the Securities to the Initial Purchasers or the consummation by each of the Issuers and each of the Guarantors of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) The execution, delivery and performance by each of the Issuers of this Agreement, the Indenture, the Registration Rights Agreement, the Collateral Documents and the Intercreditor Agreement and the consummation by each of the Issuers and each of the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Company or any of the Subsidiaries, under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The audited consolidated financial statements and unaudited consolidated financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except in each case as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP (the “Independent Accountants”) is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(m) The pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(n) There is not pending or, to the knowledge of each of the Issuers and each of the Guarantors, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the performance of this Agreement, the Indenture, the Registration Rights Agreements any Collateral Document or the Intercreditor Agreement or the consummation of the other transactions described hereby, thereby or in the Final Memorandum.

(o) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral), which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there has been no change in the membership interests, capital stock or long-term indebtedness of the Company or the Subsidiaries.

(q) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

(s) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(t) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it (including, without limitation, all property in which a security interest is to be granted pursuant to the Collateral Documents) free and clear of all liens, charges, encumbrances or restrictions, except (i) as described in the Final Memorandum, (ii) for liens, charges, encumbrances or restrictions existing under the Credit Agreement and being released or terminated as of the Closing Date or substantially concurrent therewith), and (iii) as would be permitted by the Indenture. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) The Mortgages, when executed and delivered in connection with the issuance of the Notes and the Guarantees and when properly recorded and indexed with the proper governmental authorities (together with payment of the appropriate filing or recording fees and any applicable taxes), and the fixture filings, when delivered and filed as required by law to perfect a security interest with respect to fixtures in the real property subject to each such Mortgage, will create, in favor of the Trustee for the benefit of the Secured Parties (as defined in the Collateral Documents), (i) valid and enforceable mortgage liens on such real property and (ii) perfected security interests in such fixtures or other personal property superior to and prior to the liens of all third persons other than the holders of Prior Liens (as defined in the applicable Mortgage). The other Collateral Documents, when executed and delivered in connection with the issuance of the Notes and the Guarantees, will create, in favor of the Trustee for the benefit of the Secured Parties, valid and enforceable security interests in the personal property in which a security interest is to be granted under the Collateral Documents, and upon the filing of appropriate Uniform Commercial Code financing statements and the taking of the other actions described in the Collateral Documents, the security interests in personal property will be perfected insofar as they may be perfected by filing under the Uniform Commercial Code and the taking of the other actions described in the Collateral Documents superior to and prior to the liens of all third persons other than the holders of Permitted Liens as defined in and permitted by the Collateral Documents.

(v) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final

Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

(w) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(x) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(y) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged as such business is currently constituted;

all policies of insurance and fidelity or surety bonds insuring the Company and its Subsidiaries and their business, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or the Subsidiaries has reason to believe that it will not be able to obtain insurance coverage as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(z) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(aa) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) None of the Company or the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and application of the proceeds therefrom as described in the Final Memorandum under the heading “Use of Proceeds” will be, an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(cc) The Notes, the Indenture, the Registration Rights Agreement, the Guarantees, each Collateral Document and the Intercreditor Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum. The statements in the Final Memorandum under the headings “Capitalization,” “Description of Other Indebtedness,” “Description of Notes” and “Exchange Offer; Registration Rights” are true and correct in all material respects and, to the extent such statements describe law, statutes, legal proceedings or provisions of agreements, such statements accurately describe such law, statutes, legal proceedings and the material provisions of such agreements.

(dd) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby. Other than as set forth in the Final Memorandum, no holder of securities of the Company or any Subsidiary has any other rights to have any securities registered by the Company or a Subsidiary under the Act.

(ee) Immediately after the consummation of the transactions contemplated by this Agreement and the Indenture, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

(ff) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement). Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(gg) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(hh) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(ii) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.

Section 3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase, severally and not jointly, the $150,000,000 of Notes from the Issuers at 97.25% of their principal amount. One or more certificates in definitive form for the Notes and the Guarantees that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Delivery of the Notes shall be made through the facilities of The Depository Trust Company, or its designated custodian, unless the Initial Purchasers shall otherwise instruct. Payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on May 5, 2004, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Issuers will make such certificate or certificates for the Notes available for checking and packaging by Deutsche Bank Securities Inc. at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

Section 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5. Covenants of the Issuers and Guarantors. The Issuers and the Guarantors jointly and severally covenant and agree with the Initial Purchasers as follows:

(a) The Issuers shall not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Issuers shall promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b) The Issuers and the Guarantors shall cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and shall continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, neither of the Issuers nor any of the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers and the Guarantors shall promptly notify the Initial Purchasers thereof and shall prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

(d) The Issuers shall, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e) The Issuers shall apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Final Memorandum.

(f) The Issuers shall cause the Notes to be secured by perfected first priority liens and second priority liens, as applicable, (except as provided in the Indenture and the Collateral Documents) on the Collateral to the extent and in the manner provided for in the Indenture and the Collateral Documents and as described in the Final Memorandum.

(g) For so long as any of the Securities remain outstanding, the Issuers and the Guarantors shall furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers or any Guarantors to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by either of the Issuers or any Guarantor with the Commission or any national securities exchange on which any class of securities of the Issuers or any Guarantor may be listed.

(h) Prior to the Closing Date, the Issuers shall furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

(i) None of the Issuers or any of their Affiliates shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(j) The Company shall not, and shall not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(k) For so long as any of the Securities remain outstanding, the Issuers and the Guarantors shall make available at their expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(l) The Issuers shall use their reasonable best efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD’s Portal Market (the “Portal Market”) and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(m) In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) the Issuers shall not register any transfer of such Securities not made in accordance with the provisions of Regulation S and shall not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

(n) None of the Issuers or any of their Affiliates shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

(o) For a period of two years (calculated in accordance with paragraphs (d) of Rule 144 under the Act) following the date any Securities are acquired from the Issuers or any of their Affiliates, none of the Issuers or any of their Affiliates shall sell any such Securities.

Section 6. Expenses. Each Issuer and each of the Guarantors, jointly and severally, agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including, without limitation, all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local counsel), the accountants and any other experts or advisors retained by the Issuers or the Guarantors, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of counsel for the Trustee, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Securities, (x) all fees and expenses of local counsel retained pursuant to Section 7(b) hereof, (xi) all costs and expenses associated with any appraisals or “Phase 1” reviews of any property of either Issuer or any Guarantor, and (xii) all costs associated with the perfection and maintenance of the security interests to be obtained under the Indenture and the Collateral Documents; provided, however, that except as expressly provided in this Section 6, the Initial Purchasers shall pay their own costs and expenses resulting from this offering, including the costs and expenses of their counsel. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers and the Guarantors agree to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including, without limitation, fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

Section 7. Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Winston & Strawn LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

(i) Each of the Company and the Subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate or other organizational power and authority to own or lease its properties and to conduct its business as described in the Final Memorandum. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock or membership interests, as applicable, of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock, or membership interests, as applicable, of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear, and as of the Closing will be free of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting.

(iii) Except as set forth in the Final Memorandum (A) no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and (C) no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement. The sole member of Wise Alloys is the Company.

(iv) Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Issuers, and when the Exchange Notes and the Private Exchange Notes are duly executed and delivered by each of the Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii) The Guarantees are in the form contemplated by the Indenture. Each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Guarantors and, when executed by each of the Guarantors and upon authentication of the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, by the Trustee in accordance with the provisions of the Indenture and, in the case of the Guarantees, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(viii) Each of the Issuers and each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by each of the Issuers and each of the Guarantors and, when duly executed and delivered by each of the Issuers and each of the Guarantors (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(ix) Each of the Issuers and each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Collateral Documents. Each Collateral Document and the Intercreditor Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and each of the Guarantors, and, except for any Mortgage (as to which such counsel expresses no opinion), constitutes the valid and legally binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(x) Each of the Issuers and each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by each of the Issuers and each of the Guarantors of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers and each of the Guarantors. This Agreement has been duly executed and delivered by each of the Issuers and each of the Guarantors.

(xi) The Indenture, the Notes, the Guarantees, the Registration Rights Agreement, each Collateral Document and the Intercreditor Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum. The statements in the Final Memorandum under the headings “Capitalization”, “Description of Other Indebtedness”, “Description of Notes” and “Exchange Offer; Registration Rights” are true and correct in all material respects and, to the extent such statements describe law, statutes, legal proceedings or provisions of agreements, such statements accurately describe such law, statutes, legal proceedings and the provisions of such agreements in each case in all material respects.

(xii) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of the Company or the Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary is subject that, if determined adversely to the Company or the Subsidiaries, would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption “Use of Proceeds.”

(xiii) None of the Company or the Subsidiaries is to the knowledge of such counsel, (i) in violation of its certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing that have been filed by the Company with the Commission), except for any such breach, default, violation or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiv) The execution, delivery and performance of this Agreement, the Guarantees, the Indenture, the Registration Rights Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any Subsidiary (other than pursuant to the Collateral Documents), under (or an event that with notice or passage of time or both would constitute a default under) or violation of or pursuant to, any of (i) the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing that have been filed by either of the Issuers with the Commission), except for any such conflict, breach, violation, imposition, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by any of the Issuers or any of the Guarantors of the Securities to the Initial Purchasers or the consummation by each of the Issuers and each of the Guarantors of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

(xvi) The Company and the Subsidiaries have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except with respect to where such non-performance, revocation, termination, or other impairment, would not reasonably be expected to have a material adverse effect.

(xvii) No consent, approval, authorization or order of any United States federal, New York or Delaware governmental agency, pursuant to any presently existing law or regulation of the United States of America or the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and the Maryland Limited Liability Company Act is required to be obtained or made by either of the Issuers for the execution, delivery and performance by the Issuers and the Guarantors of the Security Agreement, except for the filing of the UCC financing statement or any other filing naming the Issuers and the Guarantors as debtors and the Collateral Agent (as defined in the Security Agreement) as secured party, in a form attached to such opinion (the “Financing Statement”) and routine filings required to be made by the Issuers and the Guarantors after the date hereof to comply with their covenants under the Security Agreement.

(xviii) To the knowledge of such counsel, the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum in all material respects, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

(xx) None of the Company or the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption “Use of Proceeds”) will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxi) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act (“QIBs”) or (B) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers’ representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

(xxii) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(xxiii) The General Security Agreement, the Pledge and Security Agreement, the Collateral Assignment of Acquisition Agreements, the Trademark Collateral Assignment and Security Agreement, and Investment Property Pledge and Security Agreement (each as defined in the Collateral Documents) creates in favor of the Trustee a security interest in the right, title and interest of the Company and its Subsidiaries in and to that portion (the “Article 9 Collateral”) of the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the “New York UCC”), as collateral security for the payment of the obligations under the Indenture.

(xxiv) Except in the case of Wise Alloys, the security interests referred to in clause (xxiii) above in that portion of such Article 9 Collateral in which a security interest is perfected by filing a financing statement under the Uniform Commercial Code as currently in effect in the State of Delaware, without respect to any judicial interpretation thereof (the “Delaware UCC”) will be perfected by the filing of the Financing Statement in the Office of the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware UCC. In the case of Alloys, the security interests referred to in clause (xxiii) above in that portion of Article 9 Collateral owned by Alloys in which a security is perfected by filing a financing statement under the Uniform Commercial Code as currently in effect in the State of Maryland, without respect to any judicial interpretation thereof (the “Maryland UCC”) will be perfected by the filing of the financing statements in the office of the Secretary of State of the State of Maryland pursuant to the provisions of the Maryland UCC.

(xxv) Upon filing of (A) any filings required with the United States Patent and Trademark Office, and (B) any filings required with the United States Copyright Office and (C) any filings required under applicable intellectual property legislation in effect in the other relevant jurisdictions, the security interests granted pursuant to the Collateral Documents will constitute valid security interests (subject to no other liens other than Permitted Liens or Priority Liens (each as defined in the Collateral Documents)) on such Intellectual Property Collateral (as defined in the Security Agreement) described therein for the benefit of the Trustee, enforceable in accordance with the terms of the Collateral Documents as such against all creditors of any Relevant Collateral Party. 1

At the time the foregoing opinion is delivered, Winston & Strawn LLP shall additionally state that it has participated in conferences with officers and other representatives of the Issuers and Guarantors, representatives of the independent public accountants for the Issuers and Guarantors, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(x)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Issuers’ books and records included in the Final Memorandum). The opinion of Winston & Strawn LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

(b) The Initial Purchasers shall have received the opinion of Bradley Arant Rose & White LLP, in form and substance satisfactory to the Initial Purchasers and substantially in the form of Exhibit A annexed hereto, dated as of the Closing Date and addressed to the Initial Purchasers, with respect to the Collateral Documents and related legal matters as the Initial Purchasers may require.

(c) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(d) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

(e) The representations and warranties of the Issuers and the Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers’ and the Guarantors’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

(f) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

(h) The Initial Purchasers shall have received a certificate from each of the Issuers, dated the Closing Date, signed on behalf of the Issuers by the Company’s Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that

(i) the representations and warranties of the Issuers and the Guarantors contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Issuers and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect;

(iii) the sale of the Securities hereunder has not been enjoined (temporarily or permanently); and

(iv) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(i) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by each of the Issuers and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

(j) The Initial Purchasers shall have received each of the Collateral Documents executed by the Company and each other party thereto, and each such document shall be in full force and effect. The Initial Purchasers shall have received a perfection certificate, substantially in the form of Exhibit B hereto, duly completed and executed by the Issuers and the Guarantors.

(k) In accordance with the terms of the Indenture, the Initial Purchasers and the Trustee shall have received each of the following documents, which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to each Mortgaged Property and the Pledged Collateral, as appropriate:

(i) a Mortgage encumbering the Company’s or any relevant Subsidiaries’ (each a “Relevant Collateral Party”) fee interest or leasehold interest, as the case may be, in each Mortgaged Property, duly executed and acknowledged by the Relevant Collateral Parties, in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required under applicable law in connection with the recording or filing thereof and any other instruments (including inter, alia, UCC-1 financing statements) required under applicable law to grant the liens and security interests purported to be granted by each such Mortgage, which Mortgages, financing statements and other instruments shall be effective to create a lien on such Mortgaged Property in favor of the Trustee, subject to no Liens other than Prior Liens (as defined in the Mortgage);

(ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably necessary in order for the owner or holder of the fee interest or leasehold interest to grant the lien contemplated by the Mortgage with respect to each Mortgaged Property;

(iii) with respect to each Mortgage, a policy of title insurance (or marked title having the effect of a title insurance policy) insuring (or committing to insure) the lien of such Mortgage as a valid mortgage lien on the real property and improvements affixed thereto which by applicable law constitute real property described therein, with the priority contemplated in the Final Memorandum, in respect of the Securities in an amount not less than the amount set forth on Schedule 5 and which policy (or such marked commitment) shall (A) be issued by Commonwealth Land Title Insurance Company, (B) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel or governmental authorities, which counsel shall be acceptable to the Initial Purchasers, as shall be reasonably requested by the Initial Purchasers (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, public road access, contiguity (where appropriate), survey, doing business, subdivision, separate tax lot, mortgagee non-imputation, address and so-called comprehensive coverage over covenants and restrictions) and (C) contain only such exceptions to title as are customarily acceptable or otherwise shall be reasonably agreed to by the Initial Purchasers prior to the Closing Date with respect to each such Mortgaged Property;

(iv) with respect to each Mortgaged Property, an ALTA survey in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under subparagraph (iii) hereof and to remove the standard survey exception from such policy (or marked title commitment having the effect of a title insurance policy) certified to the Trustee and dated (or redated) not earlier than six months prior to the date of delivery thereof, or if earlier, accompanied by an officers’ certificate stating that there have been no material changes to the applicable Mortgaged Property since the date of the survey (which officers’ certificate shall be sufficient to cause the title insurance company to remove the stated and survey exception from such policy (or marked commitment)), unless there shall have occurred any material exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change, which survey shall be in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under subparagraph (iii) hereof and to remove the standard survey exception from such policy (or commitment);

(v) each Collateral Document duly executed by the Relevant Collateral Party;

(vi) policies or certificates of insurance as required by each Collateral Document, which policies or certificates shall bear endorsements of the character required by such Collateral Document;

(vii) UCC, judgment and tax lien searches confirming that the personal property comprising a part of each Mortgaged Property or the Pledged Collateral is subject to no liens other than Permitted Liens;

(viii) such affidavits, certificates and instruments of indemnification in favor of the title insurance company as shall be reasonably and customarily required to induce the title insurance company to issue the policy or policies (or marked commitments having the effect of title insurance policies) contemplated in subparagraph (iii) above;

(ix) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of the Mortgages, together with a check (or wire transfer) for the title insurance company in payment of its premium, search and examination charges, escrow and related charges, applicable survey costs and any other amounts then due in connection with the issuance of its policies (or marked commitments having the effect of title insurance policies);

(x) copies of all Leases (as defined in the Mortgages), all of which Leases shall be satisfactory to the Initial Purchasers; which Leases shall be subordinate to the lien of the applicable Mortgage to be recorded against the applicable Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement;

(xi) with respect to each Mortgaged Property, the Issuers and the Guarantors shall have made all notifications, registrations and filings, to the extent required and in accordance with all Governmental Real Property Disclosure Requirements (as defined in the applicable Mortgage) applicable to such Mortgaged Property;

(xii) stock certificates representing Pledged Collateral with duly executed stock powers or other instruments of transfer;

(xiii) each other document or instrument required to be delivered pursuant to the Collateral Documents;

(xiv) a certificate of the Issuers and the Guarantors, dated the Closing Date, signed on behalf of the Issuers and the Guarantors by the Company’s President or any Senior Vice President and the Chief Financial Officer, to the effect that: the Issuers have performed all covenants and agreements described in this Section 7(k) and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder.

(l) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(m) The Securities shall have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

(n) The Initial Purchasers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of the Subsidiaries in their respective jurisdiction of organization and their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(o) The Initial Purchasers shall received on and as of the Closing Date an irrevocable notice of paydown of the preferred membership interest of Wise Metals Group LLC owned by Tomra of North America, Inc.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Issuers.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and its Subsidiaries shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8. Offering of Notes; Restrictions on Transfer. (a) The Initial Purchasers agree with the Issuers (as to themselves only) that (i) they have not solicited and shall not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) they have solicited and shall solicit offers for the Securities only from, and shall offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such non-U.S. persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

(b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9. Indemnification and Contribution. (a) Each Issuer and each Guarantor agrees to, jointly and severally, indemnify and hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i) any untrue statement or alleged untrue statement made by either Issuer or any Guarantor in Section 2 hereof;

(ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

(iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading;

and shall reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld. With respect to any such untrue statement or omission made in the Preliminary Memorandum, the indemnity provisions contained in this Section 9(a) shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities if, to the extent that such sale was an initial sale by the Initial Purchasers and any such loss, claim, damage or liability of the Initial Purchaser is a result of the fact that both (A) a copy of the Final Memorandum was not directed to be sent or delivered to such person at or prior to the written confirmation of the sale of such Securities to such person by the Initial Purchasers and (B) the untrue statement or omission in the Preliminary Memorandum was corrected in the Final Memorandum, unless such failure to deliver the Final Memorandum was a result of the failure by the Issuers to comply on a timely basis with Section 5(d) hereof or was a result of the occurrence of an event otherwise outside the control of the Initial Purchasers.

(b) The Initial Purchasers agree to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers, furnished to the Issuers by Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by such Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party

(i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers and the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Initial Purchasers on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers and the Guarantors, each officer of the Issuers and the Guarantors and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

Section 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers and the Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers and the Guarantors, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given prior to the Closing Date in the event that the Issuers and the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or would reasonably be likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in securities of either of the Issuers generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

(v) any securities of either of the Issuers or any of the Guarantors shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of either of the Issuers or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

(b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the second and third sentences of the fifth paragraph under the heading “Private Placement” in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

Section 13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., in care of the Initial Purchasers, 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department; if sent to the Issuers, shall be mailed or delivered to the Company at Wise Metals Group LLC, International Tower Building, Suite 600, 857 Elkridge Landing Road, Linthicum, MD 21090, Attention: Danny Mendelson, with a copy to Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, Attention: Robert W. Ericson, Esq. .

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

Section 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Guarantors and the Initial Purchasers.

Very truly yours,
WISE METALS GROUP LLC

By:	/s/ DAVID D’ADDARIO
Name:	David D’Addario
Title:	Chief Executive Officer

WISE ALLOYS FINANCE CORPORATION

By:	/s/ DAVID D’ADDARIO
Name:	David D’Addario
Title:	Chief Executive Officer

WISE METALS GROUP LLC

WISE ALLOYS LLC

WISE ALLOYS FINANCE CORPORATION

WISE RECYCLING WEST, LLC

WISE RECYCLING, LLC

WISE RECYCLING TEXAS, LLC

WISE WAREHOUSING, LLC

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/s/ DANNY MENDELSON
Name:	Danny Mendelson
Title:	President, Secretary

S-1

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ TOM COLE
Name:	Tom Cole
Title:	Managing Director

By:	/s/ JAMES PARIS
Name:	James Paris
Title:	Director

S-1

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ KIT N. AMIN
Name:	Kit N. Amin
Title:	Vice President

By:	/s/ DAVID HAASE
Name:	David Haase
Title:	Managing Director

S-2

Name of Initial Purchaser	Principal Amount of Securities
Deutsche Bank Securities Inc.	$122,500,000
Wachovia Capital Markets LLC	$37,500,000
Total	$150,000,000

SCHEDULE 1

Guarantors of the Company

Name	Jurisdiction of Organization
Wise Metals Group LLC	Delaware

Wise Alloys LLC	Delaware

Wise Alloys Finance Corporation	Delaware

Wise Recycling West, LLC	Delaware

Wise Recycling, LLC	Maryland

Wise Recycling Texas, LLC	Delaware

Wise Warehousing, LLC	Delaware

Listerhill Total Maintenance Center LLC	Delaware

SCHEDULE 2

Mortgaged Property

SCHEDULE 3

Collateral Documents

General Security Agreement

Intercreditor Agreement

Collateral Assignment of Acquisition Agreements

Investment Property Pledge and Security Agreement

Trademark Collateral Assignment and Security Agreement

Termination and Release Agreement

Pledge and Security Agreement

Account Control Agreements

Memo of Subordination regarding mortgages

UCC 3 Amendment to existing UCC 1 Financing Statements

SCHEDULE 4

Subsidiaries of the Company

Name	Jurisdiction of Organization
Wise Metals Group LLC	Delaware

Wise Alloys LLC	Delaware

Wise Alloys Finance Corporation	Delaware

Wise Recycling West, LLC	Delaware

Wise Recycling, LLC	Maryland

Wise Recycling Texas, LLC	Delaware

Wise Warehousing, LLC	Delaware

Listerhill Total Maintenance Center LLC	Delaware

SCHEDULE 5

Policies of Title Insurance

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B

Form of Local Counsel Opinion

[To be provided under separate cover]

EXHIBIT C

Form of Perfection Certificate

[Provided under separate cover]